Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2009

MOUNTAIN VIEW, Calif. — Dec 2, 2009 — Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its fourth quarter and fiscal year ended October 31, 2009.

For the fourth quarter of fiscal 2009, Synopsys reported revenue of $338.3 million compared to $352.8 million for the fourth quarter of fiscal 2008.  Revenue for fiscal year 2009 was $1.36 billion, an increase of two percent from $1.34 billion in fiscal 2008.

“Synopsys met or exceeded almost every goal we set at the beginning of the year, a notable accomplishment given the turbulence that characterized the economic environment,” said Aart de Geus, chairman and CEO of Synopsys.  “Looking forward into 2010, we intend to continue to control expenses, invest to accelerate our strong technology momentum, and focus on growing our customer relationships.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2009 was $19.5 million, or $0.13 per share, compared to $46.4 million, or $0.32 per share, for the fourth quarter of fiscal 2008.  GAAP net income for fiscal year 2009 was $167.7 million, or $1.15 per share, compared to $190.0 million, or $1.29 per share, for fiscal 2008, which included a $17.3 million tax benefit associated with the settlement of an IRS tax issue for fiscal years 2000 and 2001.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2009 was $49.5 million, or $0.33 per share, compared to non-GAAP net income of $62.7 million, or $0.43 per share, for the fourth quarter of fiscal 2008.  Non-GAAP net income for fiscal year 2009 was $255.3 million, or $1.75 per share, compared to non-GAAP net income of $252.9 million, or $1.71 per share, for fiscal 2008.  Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2010.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Note: in the second quarter of 2009, Synopsys reached a tentative settlement with the IRS that would resolve a dispute regarding its 2002-2004 returns, primarily associated with Synopsys’ acquisition of Avant!.  If approved, it is expected to result in a decrease in forecasted GAAP income tax expense in fiscal 2010 (for additional detail, refer to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009).  The targets below exclude this potential impact.

First Quarter of Fiscal Year 2010 Targets:

•                  Revenue: $325 million - $333 million

•                  GAAP expenses: $269 million - $286 million

•                  Non-GAAP expenses: $245 million - $255 million

•                  Other income and expense: $0 - $3 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 148 million - 153 million

•                  GAAP earnings per share: $0.23 - $0.28

•                  Non-GAAP earnings per share: $0.38 - $0.40

•                  Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2010 Targets:

•                  Revenue: approximately $1.33 billion - $1.35 billion

•                  Other income and expense: $4 million - $8 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 150 million — 155 million

•                  GAAP earnings per share: $1.01 - $1.20

•                  Non-GAAP earnings per share: $1.52 - $1.62

•                  Cash flow from operations: $200 million - $220 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes.  Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) stock compensation; (ii) the amortization of acquired intangible assets and in-process research and development charges; (iii) other significant items, including the effect of a tax benefit from a settlement with the Internal Revenue Service and a facility restructuring charge, and (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.  Whenever Synopsys uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Fourth Quarter and Full Fiscal Year 2009 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2009 Results
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
GAAP net income	$19,528	$46,397	$167,681	$189,978
Adjustments:
Amortization of intangible assets	11,638	9,250	45,474	44,091
Stock compensation	14,137	14,666	56,936	65,472
In-process research and development	1,200	—	2,200	4,800
Facility restructuring charge	4,538	—	4,538	—
Tax benefit from IRS settlement	—	—	—	(17,253)
Tax effect	(1,543)	(7,635)	(21,534)	(34,230)
Non-GAAP net income	$49,498	$62,678	$255,295	$252,858

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
GAAP net income per share	$0.13	$0.32	$1.15	$1.29
Adjustments:
Amortization of intangible assets	0.08	0.06	0.31	0.30
Stock compensation	0.09	0.10	0.39	0.44
In-process research and development	0.01	—	0.02	0.03
Facility restructuring charge	0.03	—	0.03	—
Tax benefit from IRS settlement	—	—	—	(0.12)
Tax effect	(0.01)	(0.05)	(0.15)	(0.23)
Non-GAAP net income per share	$0.33	$0.43	$1.75	$1.71

Shares used in calculation	149,332	145,638	145,857	147,672

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2010 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2010
	Low	High
Target GAAP expenses	$269,000	$286,000
Adjustment:
Estimated impact of amortization of intangible assets	(10,000)	(13,000)
Estimated impact of stock compensation	(14,000)	(18,000)
Target non-GAAP expenses	$245,000	$255,000

	Range for Three Months
	Ending January 31, 2010
	Low	High
Target GAAP earnings per share	$0.23	$0.28
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of stock compensation	0.12	0.09
Net non-GAAP tax effect	(0.06)	(0.04)
Target non-GAAP earnings per share	$0.38	$0.40

Shares used in non-GAAP calculation (midpoint of target range)	150,500	150,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2010 Targets

	Range for Fiscal Year
	Ending October 31, 2010
	Low	High
Target GAAP earnings per share	$1.01	$1.20
Adjustment:
Estimated impact of amortization of intangible assets	0.33	0.26
Estimated impact of stock compensation	0.39	0.34
Net non-GAAP tax effect	(0.21)	(0.18)
Target non-GAAP earnings per share	$1.52	$1.62

Shares used in non-GAAP calculation (midpoint of target range)	152,500	152,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 122503, beginning at 4:00 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2010 in February 2010.  Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.  In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter fiscal 2010 earnings call in February 2010, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2010 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fourth quarter and full fiscal year in its Annual Report on Form 10-K to be filed by December 30, 2009.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, software-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 65 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  continued uncertainty in the global economy in general, and weakness in the semiconductor and electronics industries;

•                  failure of customers to pay license fees as scheduled;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected orders;

•                  the terms of a final settlement, if any, with the IRS regarding the 2002-2004 returns, and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending January 31, 2010 and actual expenses, earnings per share, tax rate,

cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2010 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee stock compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or pronouncements, including the new Accounting Standard Codification (ASC) 805, Business Combinations, (viii) general economic conditions, and (ix) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our latest Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009.  Furthermore, Synopsys’ actual tax rates applied to income for the first quarter and fiscal year 2010 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.  Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2010 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2009	2008	2009	2008
Revenue:
Time-based license	$285,102	$290,515	$1,138,551	$1,125,845
Upfront license	16,180	26,090	69,473	71,383
Maintenance and service	36,996	36,200	152,021	139,723
Total revenue	338,278	352,805	1,360,045	1,336,951
Cost of revenue:
License	47,332	45,213	175,620	171,974
Maintenance and service	17,331	15,440	65,368	63,596
Amortization of intangible assets	8,509	6,215	32,662	23,326
Total cost of revenue	73,172	66,868	273,650	258,896
Gross margin	265,106	285,937	1,086,395	1,078,055
Operating expenses:
Research and development	114,116	102,564	419,908	394,747
Sales and marketing	86,247	87,706	324,124	334,779
General and administrative	35,492	27,328	119,100	103,852
In-process research and development	1,200	—	2,200	4,800
Amortization of intangible assets	3,129	3,035	12,812	20,765
Total operating expenses	240,184	220,633	878,144	858,943
Operating income	24,922	65,304	208,251	219,112
Other income, net	6,891	(9,584)	24,819	(156)
Income before income taxes	31,813	55,720	233,070	218,956
Provision for income taxes	12,285	9,323	65,389	28,978
Net income	$19,528	$46,397	$167,681	$189,978

Net income per share:
Basic	$0.13	$0.33	$1.17	$1.33
Diluted	$0.13	$0.32	$1.15	$1.29

Shares used in computing per share amounts:
Basic	145,730	142,684	143,752	143,258
Diluted	149,332	145,638	145,857	147,672

(1)	Synopsys’ fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2009	October 31, 2008
ASSETS:
Current assets:
Cash and cash equivalents	$701,613	$577,632
Short-term investments	466,713	373,669
Total cash, cash equivalents and short-term investments	1,168,326	951,301
Accounts receivable, net	127,010	147,365
Deferred income taxes	73,453	133,609
Income taxes receivable	51,191	49,859
Other current assets	43,820	40,156
Total current assets	1,463,800	1,322,290
Property and equipment, net	146,910	145,087
Goodwill	932,691	899,640
Intangible assets, net	96,810	114,760
Long-term deferred income taxes	205,396	177,386
Other long-term assets	93,247	83,315
Total assets	$2,938,854	$2,742,478

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$255,095	$289,769
Accrued income taxes	5,508	14,496
Deferred revenue	553,990	604,718
Total current liabilities	814,593	908,983
Long-term accrued income taxes	157,354	152,745
Other long-term liabilities	88,002	76,970
Long-term deferred revenue	34,739	75,409
Total liabilities	1,094,688	1,214,107
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 146,945 and 141,786 shares outstanding, respectively	1,469	1,418
Capital in excess of par value	1,500,166	1,471,031
Retained earnings	574,980	434,057
Treasury stock, at cost: 10,326 and 15,485 shares, respectively	(228,618)	(342,856)
Accumulated other comprehensive loss	(3,831)	(35,279)
Total stockholders’ equity	1,844,166	1,528,371
Total liabilities and stockholders’ equity	$2,938,854	$2,742,478

(1)	Synopsys’ fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$167,681	$189,978
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	101,453	97,143
Stock compensation	56,934	65,474
Allowance for doubtful accounts	2,461	135
Write-down of long-term investments	7,158	1,115
(Gain) loss on sale of investments	(716)	(1,404)
Deferred income taxes	25,942	(12,249)
In-process research and development	2,200	4,800
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	22,830	(8,571)
Prepaid and other current assets	11,416	(22,338)
Other long-term assets	(12,248)	13,275
Accounts payable and other liabilities	(30,657)	3,834
Accrued income taxes	(21,140)	(6,960)
Deferred revenue	(96,606)	6,856
Net cash provided by operating activities	236,708	331,088

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	290,709	597,902
Purchases of short-term investments	(386,431)	(564,978)
Proceeds from sales of long-term investments	—	77
Purchases of long-term investments	(771)	(7,694)
Purchases of property and equipment	(36,748)	(38,869)
Cash paid for acquisitions, net of cash acquired	(53,358)	(184,650)
Capitalization of software development costs	(2,852)	(2,874)
Net cash (used in) investing activities	(189,451)	(201,086)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(2,212)	(2,970)
Proceeds from credit facilities	1,279	—
Payment on credit facility	(1,533)	—
Issuances of common stock	71,918	79,181
Purchases of treasury stock	—	(220,053)
Net cash provided by (used in) financing activities	69,452	(143,842)
Effect of exchange rate changes on cash and cash equivalents	7,272	12,145
Net change in cash and cash equivalents	123,981	(1,695)
Cash and cash equivalents, beginning of period	577,632	579,327
Cash and cash equivalents, end of period	$701,613	$577,632

(1)	Synopsys’ fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.